UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2023

FLEX LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Changi South Lane, Singapore, 486123

(Address of principal executive offices)

(65) 6876-9899

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, No Par Value	FLEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On February 13, 2023, Nextracker Inc., a Delaware corporation (“Nextracker”), completed its previously announced upsized initial public offering (the “IPO”) of 30,590,000 shares of its Class A common stock, par value $0.0001 per share (the “Nextracker Common Stock”), which includes the exercise in full of the underwriters’ option to purchase 3,990,000 additional shares of Nextracker Common Stock at the public offering price of $24.00 per share, less underwriting discounts and commissions. Prior to the IPO, Nextracker was a wholly owned indirect subsidiary of Flex Ltd. (“Flex”). Upon the closing of the IPO, Flex beneficially owned 60.91% of the total outstanding shares of Nextracker’s capital stock.

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On February 7, 2023, Flex entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Yuma, Inc., an indirect wholly-owned subsidiary of Flex (“Yuma”), Nextracker, at such time a direct wholly-owned subsidiary of Yuma, and Yuma Acquisition Corp., a direct wholly-owned subsidiary of Nextracker (“Merger Sub”), in connection with the IPO. Since the IPO, Flex and Nextracker operate separately, each as a public company, with Flex holding a controlling interest in Nextracker.

Pursuant to the Merger Agreement, Flex has the option, in its sole discretion, to effect a merger of Yuma with Merger Sub, with Yuma surviving such merger as a wholly-owned subsidiary of Nextracker (the “Merger”), in a transaction intended to qualify for tax-free treatment under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Merger Agreement further provides Flex with the option, in its sole discretion, to effect at any time prior to the consummation of the Merger (i) the distribution, including by means of a series of distributions, to the holders of record of ordinary Flex shares (each, a “Flex Share”), one share of Yuma common stock (each, a “Yuma Share”) for each Flex Share held by each such holder at the applicable distribution record date, or (ii) any other distribution or series of distributions of Yuma Shares to the holders of Flex Shares as determined by Flex in its sole discretion (the “Merger Distribution”).

The Merger would, on the terms and subject to the conditions set forth in the Merger Agreement (including Flex exercising its option to effect the Merger), be effected immediately following the Merger Distribution, with Yuma Shares being exchanged for Nextracker Common Stock in the Merger. The number of Nextracker Common Stock that would be issued to Yuma stockholders in the Merger would equal the number of Nextracker Common Stock then held directly or indirectly by Yuma and its subsidiaries (assuming for such purposes that all units of Nextracker LLC and shares of Nextracker’s Class B common stock held directly or indirectly by Yuma and its subsidiaries have been exchanged for Nextracker Common Stock as of immediately prior to the Merger). Flex currently owns economic interest in Nextracker LLC through beneficial ownership of the LLC Common Units.

The Merger Agreement contains customary representations and warranties with respect to Flex, Nextracker, Yuma and Merger Sub, including with respect to the requisite approvals of each party and its stockholders in connection with the Merger and the other transactions contemplated by the Merger Agreement. Prior to the IPO, each of Flex, Nextracker, Yuma and Merger Sub, and the stockholders of each of Yuma, Nextracker and Merger Sub, have approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.

The Merger Agreement contains customary covenants from Flex, Nextracker, Yuma and Merger Sub, including with respect to the necessary consents and authorizations to effect the Merger and the other transactions contemplated by the Merger Agreement, the preparation and delivery of a proxy statement with respect to a Flex shareholder meeting to approve the Merger Distribution, and the registration of Nextracker Common Stock issuable in connection with the Merger and the preparation and filing of a registration statement with respect thereto.

Consummation of the Merger is subject to the fulfillment, on or prior to the closing of the Merger, of various conditions, including (a) Flex exercising (and not rescinding) its option to effect the Merger; (b) the effectiveness of the registration statement with respect to the Nextracker Common Stock issuable in connection with the Merger; (c) the absence of any governmental order or law that makes consummation of the Merger illegal or otherwise prohibited; (d) the approval of the Merger Distribution by the holders of Flex Shares; (e) the completion of the Merger Distribution; (f) the filing of a notification form for the listing of Nextracker Common Stock issuable in connection with the Merger; and (g) Flex’s and Yuma’s receipt of an opinion to the effect that the Merger Distribution will qualify as tax-free under Section 355 of the Code and the Merger will qualify as a tax-free reorganization under Section 368(a) of the Code. The obligation of each party to consummate the Merger is also conditioned upon the other parties’ representations and warranties being true and correct (subject to certain materiality exceptions) and the other parties having performed in all material respects their respective obligations under the Merger Agreement.

The Merger Agreement contains termination rights for each of Flex and Nextracker, including, among others, the right of Flex to terminate the Merger Agreement at any time prior to the closing of the Merger in its sole and absolute discretion.

The foregoing description of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Registration Rights Agreement

On February 13, 2023, Nextracker entered into a registration rights agreement (the “Registration Rights Agreement”) with Yuma, Merger Sub, TPG Rise Flash, L.P. (together with their permitted transferees, the “Selling Stockholders”), pursuant to which Nextracker agreed to grant the Selling Stockholders certain registration rights with respect to Nextracker Common Stock owned by them (including upon exchange of certain common units of Nextracker LLC (the “LLC Common Units”) and shares of Class B common stock of Nextracker held by them). TPG Rise Flash, L.P., along with Flex, beneficially owns economic interest in Nextracker LLC through its ownership of the LLC Common Units.

Demand and Shelf Registration

The Selling Stockholders will be able to request registration under the Securities Act of 1933, as amended (the “Securities Act”), of all or any portion of Nextracker Common Stock covered by the Registration Rights Agreement, and Nextracker will be obligated to register such Nextracker Common Stock as requested by the Selling Stockholders, subject to limitations on minimum offering size and certain other limited exceptions. Nextracker will not be required to honor any demand registrations if it has effected a registration within the preceding 75 days. The Selling Stockholders will be able to designate the terms of each offering effected pursuant to a demand registration, which may take any form, including a shelf registration.

Additionally, the Selling Stockholders are entitled to shelf registration rights whereby, once Nextracker is eligible to file a registration statement on Form S-3, the Selling Stockholders may request that Nextracker file a shelf registration statement and have such shelf registration statement declared effective to register the sale of all or a portion of such Selling Stockholder’s registrable securities.

Piggy-back Registration

If Nextracker at any time intends to file on its behalf or on behalf of any of Nextracker’s other securityholders a registration statement in connection with a public offering of any of Nextracker’s securities on a form and in a manner that would permit the registration for offer and sale of Nextracker Common Stock, the Selling Stockholders will have the right to include their shares of Nextracker Common Stock in that offering subject to certain exceptions including underwriter cutback provisions.

Registration Expenses and Procedures

Nextracker will be generally responsible for all expenses in connection with the performance of its obligations under the registration rights provisions in the Registration Rights Agreement. The Selling Stockholders are responsible for any applicable underwriting discounts, commissions or fees, and any stock transfer taxes and fees and expenses of any persons retained by them. The registration rights are subject to customary restrictions and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter.

Indemnification

Generally, the agreement will contain indemnification and contribution provisions by Nextracker for the benefit of the Selling Stockholders and their respective affiliates and, in limited situations, by each Selling Stockholder for the benefit of Nextracker and Nextracker-controlled affiliates with respect to the information provided by such Selling Stockholder included in any registration statement, prospectus or related document.

Transfer

If a Selling Stockholder transfers shares covered by the Registration Rights Agreement, it will be able to transfer the benefits of the Registration Rights Agreement to such transferees, provided that each transferee agrees to be bound by the terms of the Registration Rights Agreement.

Term

The registration rights will remain in effect with respect to any shares covered by the Registration Rights Agreement held or beneficially owned by the Selling Stockholders and their permitted transferees until:

•	such shares have been sold pursuant to an effective registration statement under the Securities Act;

•	such shares have been sold pursuant to Rule 144 or Rule 145 under the Securities Act;

•

such Selling Stockholder and its affiliates hold or beneficially own less than 1% of the then issued and outstanding shares of Nextracker Common Stock and such shares may be sold pursuant to Rule 144 under the Securities Act without being subject to the manner of sale and volume limitations in such rule;

•	such shares cease to be outstanding; or

•

such shares have been otherwise transferred, do not bear a legend restricting transfer and may be publicly resold without registration under the Securities Act and without being subject to any volume limitations or manner of sale restrictions under Rule 144.

The foregoing description of the Registration Rights Agreement and the transactions contemplated thereby in this Current Report on Form 8-K is only a summary and does not purport to be complete and is qualified in its entirely by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The Exhibit Index set forth below is incorporated herein by reference.

Exhibit No.	Description of Exhibit

10.1	Agreement and Plan of Merger, by and among Flex Ltd., Yuma, Inc., Nextracker Inc. and Yuma Acquisition Corp, dated as of February 7, 2023

10.2	Registration Rights Agreement, by and among Nextracker Inc., Yuma, Inc., Yuma Subsidiary, Inc., TPG Rise Flash, L.P. and the Holders party thereto, dated as of February 13, 2023

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX LTD.

By:	/s/ Paul R. Lundstrom
Name:	Paul R. Lundstrom
Title:	Chief Financial Officer

Date: February 13, 2023